Exhibit 99.2

Bold Eagle Acquisition Corp., Led by Eagle Equity Partners’ Harry Sloan, Jeff Sagansky and Eli Baker, Announces Completion of $250 million IPO

Bold Eagle Features a Warrantless Structure

Each Unit Includes One Class A Ordinary Share and One Eagle Share Right to Receive 1/20th of a Class A Ordinary Share

Sponsor to Reduce Founder Shares in an Amount Equal to the Shares Underlying the Eagle Share Rights

NEW YORK, NY, Oct. 25, 2024 (GLOBE NEWSWIRE) --  Bold Eagle Acquisition Corp. (the “Company”), the ninth public acquisition vehicle sponsored by Eagle Equity Partners, which is led by Harry Sloan, Jeff Sagansky and Eli Baker, today announced the closing of its initial public offering of 25,000,000 units, at a price of $10.00 per unit. Each unit consists of one Class A ordinary share and one Eagle Share Right to receive one twentieth of one Class A ordinary share upon the consummation of an initial business combination. There are no warrants issued publicly or privately in connection with this offering and, after the expiration of the underwriters’ over-allotment option, the Company’s sponsor will reduce its founder shares in an amount equal to the Class A ordinary shares underlying the Eagle Share Rights. An amount equal to $10.00 per unit has been deposited into a trust account. The units are listed on the Nasdaq Global Market (“Nasdaq”) and trade under the ticker symbol “BEAGU” as of October 24, 2024. After the securities comprising the units begin separate trading, the Class A ordinary shares and Eagle Share Rights are expected to be listed on Nasdaq under the symbols “BEAG” and “BEAGR,” respectively.

Bold Eagle Acquisition Corp. is a blank check company whose business purpose is to effect a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses. The Company’s efforts to identify a prospective initial business combination target will not be limited to a particular industry, sector or geographic region. While the Company may pursue an initial business combination opportunity in any industry or sector, it intends to capitalize on the ability of its management team to identify and combine with a business or businesses that can benefit from its management team’s established global relationships and operating experience.

The Company’s sponsor is Eagle Equity Partners IV, LLC, of which Harry Sloan, Jeff Sagansky and Eli Baker are Managing Members. Harry Sloan and Jeff Sagansky are the Co-Chairmen of the Company. Joining Mr. Sloan and Mr. Sagansky in the management of the Company is Eli Baker, the Chief Executive Officer, who has served in various capacities in seven of Eagle Equity’s prior public acquisition vehicles, most recently as Chief Executive Officer of Screaming Eagle Acquisition Corp. Also joining Mr. Sloan, Mr. Sagansky and Mr. Baker in the management of the Company is Ryan O’Connor, the Chief Financial Officer, who previously served as the Vice President of Finance of Screaming Eagle Acquisition Corp.

UBS Investment Bank and Jefferies are acting as the representatives of the underwriters for the offering. The Company has granted the underwriters a 45-day option to purchase up to an additional 3,750,000 units at the initial public offering price to cover over-allotments, if any.

The offering was made only by means of a prospectus. Copies of the prospectus may be obtained from UBS Securities LLC, Attention: Prospectus Department, 1285 Avenue of the Americas, New York, NY 10019, by telephone at (888) 827-7275 or by email at ol-prospectusrequest@ubs.com or from Jefferies LLC, Attn: Equity Syndicate Prospectus Department, 520 Madison Avenue, 2nd Floor, New York, NY 10022, by telephone: 877-821-7388 or by email: Prospectus_Department@Jefferies.com.

A registration statement relating to these securities was declared effective by the U.S. Securities and Exchange Commission (the “SEC”) on October 23, 2024. This press release shall not constitute an offer to sell or the solicitation of an offer to buy, nor shall there be any sale of these securities in any State or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such State or jurisdiction.

Cautionary Note Concerning Forward-Looking Statements

This press release contains statements that constitute “forward-looking statements,” including with respect to the Company’s search for an initial business combination. No assurance can be given that the proceeds of the offering will be used as indicated. Forward-looking statements are subject to numerous conditions, many of which are beyond the control of the Company, including those set forth in the Risk Factors section of the Company’s registration statement for the initial public offering filed with the SEC. Copies are available on the SEC’s website, www.sec.gov. The Company undertakes no obligation to update these statements for revisions or changes after the date of this release, except as required by law.

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INVESTOR AND MEDIA CONTACT:

Ryan O’Connor
t. (424) 284-3519
e. roconnor@eaglesinvest.com